EXHIBIT 16.2

RBSM LLP
CERTIFIED PUBLIC ACCOUNTANTS
NEW YORK, NEW YORK

August 23, 2007

Securities and Exchange Commission
Washington, DC 20549

Re: Russoil Corporation
File No. 333-136614

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of Russoil Corporation dated August 22, 2007 and agree with the statements relating only to RBSM LLP contained therein.

/s/ RBSM LLP